                                                                    EXHIBIT 12.1
FORM F-4 -- OFFER TO EXCHANGE 13 1/4% SENIOR DISCOUNT NOTES DUE 2010
FILED AUGUST 11, 2000

SUPPORTING CALCULATION FOR THE RATIO OF EARNINGS TO FIXED CHARGES

                                              TWELVE MONTHS ENDED                        NINE MONTHS ENDED
                                                  SEPTEMBER 30                                JUNE 30
                               --------------------------------------------------   ---------------------------
                                 1996        1997         1998           1999          1999           2000
                               ---------   ---------   -----------   ------------   -----------   -------------
                                                                                            (UNAUDITED)
LOSS BEFORE TAXES AND FIXED
 CHARGES
Loss before taxes............  $(251,000)  $(430,000)  $(2,439,000)  $ (9,802,000)  $(5,274,000)  $(101,760,000)
Interest on long term debt...         --          --       147,000        262,000       243,000      46,743,000
Finance charges..............         --          --            --        192,000        89,000         576,000
                               ---------   ---------   -----------   ------------   -----------   -------------
                                (251,000)   (430,000)   (2,291,000)    (9,348,000)   (4,942,000)    (54,441,000)
FIXED CHARGES
Interest on long term debt...         --          --       147,000        262,000       243,000      46,743,000
Finance charges..............         --          --            --        192,000        89,000         576,000
Capitalized interest.........         --          --            --      1,588,000     1,415,000       1,909,000
                               ---------   ---------   -----------   ------------   -----------   -------------
                                      --          --      (147,000)    (2,043,000)   (1,747,000)    (49,228,000)
                               ---------   ---------   -----------   ------------   -----------   -------------
Shortfall....................  $(251,000)  $(430,000)  $(2,439,000)  $(11,390,000)  $(6,689,000)  $(103,669,000)
                               =========   =========   ===========   ============   ===========   =============

                                     PRO FORMA
                               FINANCIAL INFORMATION
                                TWELVE MONTHS ENDED
                                SEPTEMBER 30, 1999
                               ---------------------
                                    (UNAUDITED)
LOSS BEFORE TAXES AND FIXED
 CHARGES
Loss before taxes............      $(151,994,000)
Interest on long term debt...        111,762,000
Finance charges..............          3,092,000
                                   -------------
                                     (37,140,000)
FIXED CHARGES
Interest on long term debt...        111,762,000
Finance charges..............          3,092,000
Capitalized interest.........          1,588,000
                                   -------------
                                    (116,442,000)
                                   -------------
Shortfall....................      $(153,582,000)
                                   =============